EXHIBIT 4.6
                                                                     -----------

NEITHER THIS WARRANT NOR THE SHARES OF CLASS A VOTING COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      Void after 5:00 p.m. Eastern Standard Time, on [___________], 20[__]


            WARRANT TO PURCHASE SHARES OF CLASS A VOTING COMMON STOCK

                                       OF

                         LOCATEPLUS HOLDINGS CORPORATION


     FOR VALUE RECEIVED, LOCATEPLUS HOLDINGS CORPORATION (the "Company"), a Delaware corporation, hereby certifies that [____________] or his permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on the date hereof, and prior to 5:00 P.M., Eastern Standard Time, on [____________], a total of [____________] fully paid and non-assessable shares of the Class A Voting Common Stock, par value $.01 per share, of the Company for an aggregate purchase price of $[____________]. Such warrants will be exercisable for a period of ten years at an exercise price of $[____________] per share. (Hereinafter, (I) said Class A Voting Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock", (II) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares", (III) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", (IV) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price", (V) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and (VI) the holder of this Warrant is referred to as the "Holder".) The Per Share Warrant Price is subject to adjustment as hereinafter provided.

     1.     EXERCISE OF WARRANT.

            (a) CASH EXERCISE. This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the date hereof and prior to 5:00 P.M., Eastern Standard Time, on [____________] (the "Expiration Date"), by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 100 shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant

Shares. Upon such surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of the Warrant.

            (b) NET ISSUANCE. In addition to the rights set forth in Section 1(a) hereof, the Holder shall have the right (the "Conversion Right") to require the Company to convert this Warrant, in whole or in part, at any time prior to the Expiration Date into shares of Common Stock as provided for in this Section 1(b). At the sole option of the Holder, upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (X) the difference between (I) the Fair Market Value of the number of shares of Common Stock for which this Warrant may be exercised, minus
(II) the Aggregate Warrant Price; by (Y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right. This warrant shall automatically be deemed to be exercised in full pursuant to the provisions of this Section 1(b) hereof, without any further action on behalf of the Holder immediately prior to the Expiration Date if not exercised before such date.

            (c) FAIR MARKET VALUE. For the purpose of this Section 1, the "Fair Market Value" a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                   (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then Fair Market Value shall mean the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                   (ii) If the Company's Common Stock is not traded on an
            exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then Fair Market Value shall mean the closing bid and asked prices reported for the last business day immediately preceding the Determination Date;

                   (iii) If the Determination Date is the date on which the
            Company's Common Stock is first sold to the public by the Company is a firm commitment public offering under the Securities Act of 1933, as amended (the "1933 Act"), then Fair Market Value shall mean the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering; and

                   (iv) If the Determination Date is none of the foregoing
            clauses (i), (ii), and (iii), then Fair Market Value will be determined by the Company's Board of Directors, acting in good faith.

     2. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

     3.     ANTI-DILUTION PROVISIONS.

            (a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of the Common Stock (I) securities, other than shares of the Common Stock, or (II) property, other than cash, without payment therefor, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

            (b) In case the Company shall hereafter (I) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (II) subdivide its outstanding shares of Common Stock into a greater number of shares, (III) combine its outstanding shares of Common Stock into a smaller number of shares or (IV) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that if the Holder surrendered this Warrant for exercise immediately thereafter, the Holder would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of this Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

            (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder shall have the right thereafter to convert this Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this subsection (c) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (d) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, the Company shall promptly prepare a certificate of an officer of the Company, setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Holder.

            (e) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

     4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes that may be payable in respect of the issue of any Warrant Share or certificate therefor.

     5.     TRANSFER.

            (a) SECURITIES LAWS. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (I) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (II) upon receipt by the Company of an opinion of counsel to the Company in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act, or in the case of clause (ii) above, to the effect that the Warrant or Warrant Shares to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Stock to be sold or transferred.

            (b) CONDITIONS TO TRANSFER. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (I) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (III) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (IV) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

            (c) INDEMNITY. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 5, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (A) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (B) any transfer of the Warrant or any of the Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (C) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (D) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

            (d) TRANSFER. Except as restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

            (e) LEGEND AND STOP TRANSFER ORDERS. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the shares of Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

            THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

     6. "PIGGY-BACK" REGISTRATIONS. If at any time the Company shall determine to register any of its securities under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights), other than on Form S-8 or Form S-4 or their then equivalents, it shall send to each Holder of the Common Stock or Warrant Shares (the "Registrable Shares"), including each Holder who has the right to acquire Registrable Shares, written notice of such determination and, if within 45 days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such Holder requests to be registered therein, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental ("piggy-back") right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which such Holder has requested inclusion hereunder.

     7. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     8. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

     9. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

            (a) the Company at 100 Cummings Center, Suite 235M, Beverly, MA 01915 or such other address as the Company has designated in writing to the Holder, or

            (b) the Holder at _________________________________________, or such other address as the Holder has designated in writing to the Company.

     10. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

     11. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.


     IN WITNESS WHEREOF, LocatePLUS Holdings Corporation, has caused this Warrant to be signed by its ____________________________ and its corporate seal to be hereunto affixed and attested by its _________________ this [____________].

ATTEST:                                       __________________________________



                                              By:_______________________________
________________________________                             (name)
(name)                                        Title:
Title:

[Corporate Seal]

                                  SUBSCRIPTION


     The undersigned, , pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of shares of the Class A Voting Common Stock of LocatePLUS Holdings Corporation covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:                                   Signature___________________________
      -------------------

                                         Address  ___________________________

                                                  ___________________________

                                   ASSIGNMENT


     FOR VALUE RECEIVED hereby sells, assigns and transfers unto ______ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ______________________________, attorney, to transfer said Warrant on the books of LocatePLUS Holdings Corporation





Dated:                                   Signature___________________________
      -------------------

                                         Address  ___________________________

                                                  ___________________________

                               PARTIAL ASSIGNMENT


     FOR VALUE RECEIVED hereby assigns and transfers unto _________ the right to purchase shares of the Class A Voting Common Stock of LocatePLUS Holdings Corporation by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer that part of said Warrant on the books of ____________________.



Dated:                                   Signature___________________________
      -------------------

                                         Address  ___________________________

                                                  ___________________________